Exhibit 99.1

News Release

Dell Technologies Reports Second Quarter Results;
Revenue and Profits Grow Year-Over-Year

ROUND ROCK, Texas — August 29, 2019

News summary

•	Operating income of $519 million; non-GAAP operating income of $2.7 billion

•	Client Solutions Group posts record revenue and units

•	VMware revenue up 12%

•	Record cash flow from operations of $3.3 billion

Full story
Dell Technologies (NYSE: DELL) today announced financial results for its fiscal 2020 second quarter ended August 2, 2019. Second quarter revenue was $23.4 billion, up 2 percent, and non-GAAP revenue was $23.5 billion, up 1 percent over the same period last year. Operating income was $519 million1 compared to an operating loss of $13 million last year, and non-GAAP operating income was $2.7 billion compared to $2.1 billion in fiscal 2019. Net income was $4.5 billion or 19.3 percent of revenue, non-GAAP net income was $1.8 billion or 7.5 percent of non-GAAP revenue, and adjusted EBITDA was $3.2 billion or 13.5 percent of non-GAAP revenue. Record cash flow from operations was $3.3 billion. Diluted earnings per share was $4.83 and non-GAAP diluted earnings per share was $2.15.

“We are in the early stages of a technology-led investment cycle. IT spending remains healthy and our business drivers remain strong,” said Jeff Clarke, vice chairman, Dell Technologies. “We are innovating and integrating across the Dell Technologies portfolio, from the edge to the core to the cloud, with a diverse business designed to succeed in any macro environment. For example, core Dell orders were up four percent in the quarter excluding China.”

Second Quarter Fiscal 2020 Financial Results

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
	(in millions, except percentages; unaudited)
Total net revenue	$23,370	$22,942	2%	$45,278	$44,298	2%
Operating income (loss)	$519	$(13)	NM	$1,069	$(166)	744%
Net income (loss)	$4,505	$(461)	NM	$4,834	$(999)	584%

Non-GAAP net revenue	$23,454	$23,122	1%	$45,444	$44,665	2%
Non-GAAP operating income	$2,743	$2,108	30%	$4,939	$4,134	19%
Non-GAAP net income	$1,751	$1,259	39%	$2,960	$2,438	21%
Adjusted EBITDA	$3,156	$2,459	28%	$5,729	$4,842	18%

Information about Dell Technologies’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year-over-year unless otherwise noted.

Dell Technologies ended the quarter with a cash and investments balance of $10 billion. The company repaid approximately $2 billion of gross debt in the quarter and approximately $2.4 billion year-to-date. The company has paid down approximately $17 billion in gross debt over the three years since closing the EMC transaction and is on track to repay approximately $5 billion of gross debt in fiscal 2020.

“This quarter’s results are strong thanks to our leading and diverse portfolio and consistent execution. Operating income, gross margin and deferred revenue are up double digits, our PC business produced record results, and we saw record cash flow,” said Tom Sweet, chief financial officer, Dell Technologies. “Couple this with our focus on long-term value creation, growing faster than competitors and the industry, growing operating income and EPS faster than revenue, and generating strong cash flow over time. We are well-positioned for the future.”

Operating segments summary

Infrastructure Solutions Group revenue for the second quarter was $8.6 billion, a 7 percent decrease year-over-year. Storage revenue was flat at $4.2 billion, while servers and networking decreased 12 percent to $4.4 billion. Operating income was $1.1 billion for the second quarter or 12.2 percent of Infrastructure Solutions Group revenue.

Key highlights:

•
Launch of the Dell Technologies Cloud, which combines the power of VMware and Dell Technologies to make hybrid cloud environments simpler to deploy and manage with consistent infrastructure, operations, and services

•	Initial availability of VMware Cloud on Dell EMC, the industry’s first fully managed on-premises Data Center-as-a-Service

•	Strong customer receptivity to the recently launched Unity XT midrange storage solution

Client Solutions Group revenue for the second quarter was $11.7 billion, up 6 percent versus the second quarter of last year. Commercial revenue grew 12 percent to $9.1 billion, and Consumer revenue was down 12 percent to $2.7 billion. Operating income was $982 million for the second quarter or 8.4 percent of Client Solutions Group revenue.

Key highlights:

•	Record revenue and units

•	Double-digit revenue growth in commercial notebooks, desktops, and workstations

•	Launch of the new OptiPlex 7070 Ultra, an innovative desktop with the industry’s most flexible, zero-footprint desktop design

•
Launch of Unified Workspace, an integrated solution for end-user computing that simplifies the entire device lifecycle for IT while providing workers with the personalized, frictionless, ready-to-work experience they demand

VMware revenue was $2.5 billion for the second quarter, up 12 percent driven by broad-based strength across a diverse product portfolio. Operating income for the second quarter was $762 million, or 30.9 percent of VMware revenue.

Conference call information
As previously announced, the company will hold a conference call to discuss its second quarter performance today, August 29, 2019 at 4:00 p.m. CDT. The conference call will be broadcast live over the internet and can be accessed at https://investors.delltechnologies.com/events-and-presentations/upcoming-events

For those unable to listen to the live broadcast, an archived version will be available at the same location for one year.

A slide presentation containing additional financial and operating information may be downloaded from Dell Technologies’ website at https://investors.delltechnologies.com/financial-information/quarterly-results

About Dell Technologies
Dell Technologies (NYSE:DELL) is a unique family of businesses that helps organizations and individuals build their digital future and transform how they work and live. The company provides customers with the industry’s broadest and most innovative technology and services portfolio spanning from edge to core to cloud. The Dell Technologies family includes Dell, Dell EMC, Pivotal, RSA, Secureworks, Virtustream and VMware.

CONTACTS:
Investor Relations: Investor_Relations@Dell.com
Media Relations: Media.Relations@Dell.com

# # #

Copyright © 2019 Dell Inc. or its subsidiaries. All Rights Reserved. Dell Technologies, Dell, EMC and Dell EMC are trademarks of Dell Inc. or its subsidiaries. Other trademarks may be trademarks of their respective owners.

1	Due to the EMC transaction, significant non-cash bridging items will remain between GAAP and non-GAAP results for the next few years.

Non-GAAP Financial Measures:
This press release presents information about Dell Technologies’ non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income attributable to non-controlling interests, non-GAAP net income attributable to Dell Technologies Inc. - basic, non-GAAP net income attributable to Dell Technologies Inc. - diluted, non-GAAP earnings per share attributable to Dell Technologies Inc. - basic, non-GAAP earnings per share attributable to Dell Technologies Inc. - diluted, EBITDA, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each non-GAAP financial measure to the most directly comparable historical GAAP financial measure is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:
Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components, including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; adverse global economic conditions and instability in financial markets; Dell Technologies’ execution of its growth, business and acquisition strategies; the success of Dell Technologies’ cost efficiency measures; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products and services; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; weak economic conditions and additional regulation; counterparty default risks; the loss by Dell Technologies of any services contracts with its customers, including government contracts, and its ability to perform such contracts at its estimated costs; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions, cyberattacks, or other data security breaches; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; increased costs and additional regulations and requirements as a result of Dell Technologies’ operation as a public company; Dell Technologies’ ability to develop and maintain effective internal control over financial reporting; compliance requirements of changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; Dell Technologies’ substantial level of indebtedness; the impact of the financial performance of VMware; and the market volatility of Dell Technologies’ pension plan assets.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended February 1, 2019, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Income (Loss) and Related Financial Highlights
(in millions, except percentages; unaudited)

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
Net revenue:
Products	$18,110	$18,149	—%	$34,864	$34,820	—%
Services	5,260	4,793	10%	10,414	9,478	10%
Total net revenue	23,370	22,942	2%	45,278	44,298	2%
Cost of net revenue:
Products	13,889	14,943	(7)%	26,968	28,549	(6)%
Services	2,155	1,876	15%	4,187	3,748	12%
Total cost of net revenue	16,044	16,819	(5)%	31,155	32,297	(4)%
Gross margin	7,326	6,123	20%	14,123	12,001	18%
Operating expenses:
Selling, general, and administrative	5,578	4,961	12%	10,649	9,905	8%
Research and development	1,229	1,175	5%	2,405	2,262	6%
Total operating expenses	6,807	6,136	11%	13,054	12,167	7%
Operating income (loss)	519	(13)	NM	1,069	(166)	744%
Interest and other, net	(630)	(455)	(38)%	(1,323)	(925)	(43)%
Loss before income taxes	(111)	(468)	76%	(254)	(1,091)	77%
Income tax benefit	(4,616)	(7)	NM	(5,088)	(92)	NM
Net income (loss)	4,505	(461)	NM	4,834	(999)	584%
Less: Net income attributable to non-controlling interests	816	38	NM	852	136	526%
Net income (loss) attributable to Dell Technologies Inc.	$3,689	$(499)	839%	$3,982	$(1,135)	451%

Percentage of Total Net Revenue:
Gross margin	31%	27%		31%	27%
Selling, general, and administrative	24%	22%		24%	22%
Research and development	5%	5%		5%	5%
Operating expenses	29%	27%		29%	28%
Operating income (loss)	2%	—%		2%	—%
Loss before income taxes	—%	(2)%		(1)%	(3)%
Net income (loss)	19%	(2)%		11%	(2)%
Income tax rate	4158.6%	1.5%		2003.1%	8.4%

DELL TECHNOLOGIES INC.
Consolidated Statements of Financial Position
(in millions; unaudited)

	August 2, 2019	February 1, 2019
ASSETS
Current assets:
Cash and cash equivalents	$9,193	$9,676
Accounts receivable, net	11,586	12,371
Short-term financing receivables, net	4,473	4,398
Inventories, net	3,135	3,649
Other current assets	6,929	6,044
Total current assets	35,316	36,138
Property, plant, and equipment, net	5,568	5,259
Long-term investments	768	1,005
Long-term financing receivables, net	4,350	4,224
Goodwill	39,998	40,089
Intangible assets, net	19,719	22,270
Other non-current assets	9,801	2,835
Total assets	$115,520	$111,820
LIABILITIES, REDEEMABLE SHARES, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term debt	$5,949	$4,320
Accounts payable	19,411	19,213
Accrued and other	8,092	8,495
Short-term deferred revenue	13,568	12,944
Total current liabilities	47,020	44,972
Long-term debt	45,973	49,201
Long-term deferred revenue	11,780	11,066
Other non-current liabilities	6,355	6,327
Total liabilities	111,128	111,566
Redeemable shares	1,024	1,196
Stockholders’ equity (deficit):
Total Dell Technologies Inc. stockholders’ equity (deficit)	(2,176)	(5,765)
Non-controlling interests	5,544	4,823
Total stockholders’ equity (deficit)	3,368	(942)
Total liabilities, redeemable shares, and stockholders’ equity (deficit)	$115,520	$111,820

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
Cash flows from operating activities:
Net income (loss)	$4,505	$(461)	$4,834	$(999)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	(1,225)	3,094	(872)	4,791
Change in cash from operating activities	3,280	2,633	3,962	3,792
Cash flows from investing activities:
Investments:
Purchases	(32)	(449)	(70)	(888)
Maturities and sales	93	791	430	1,322
Capital expenditures	(473)	(288)	(1,083)	(561)
Capitalized software development costs	(78)	(71)	(184)	(160)
Acquisition of businesses, net	(339)	—	(384)	—
Divestitures of businesses, net	—	—	—	142
Asset acquisitions, net	—	—	—	(38)
Asset dispositions, net	—	(3)	(3)	(6)
Other	4	7	11	27
Change in cash from investing activities	(825)	(13)	(1,283)	(162)
Cash flows from financing activities:
Share repurchases for tax withholdings of equity awards	(148)	(99)	(363)	(199)
Proceeds from the issuance of common stock of subsidiaries	18	11	151	653
Repurchases of common stock of subsidiaries	(452)	—	(1,044)	—
Proceeds from debt	2,638	2,774	12,201	4,637
Repayments of debt	(4,342)	(5,126)	(13,911)	(6,948)
Other	83	(90)	44	(130)
Change in cash from financing activities	(2,203)	(2,530)	(2,922)	(1,987)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(26)	(130)	(62)	(216)
Change in cash, cash equivalents, and restricted cash	226	(40)	(305)	1,427
Cash, cash equivalents, and restricted cash at beginning of the period	9,709	15,845	10,240	14,378
Cash, cash equivalents, and restricted cash at end of the period	$9,935	$15,805	$9,935	$15,805

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
Infrastructure Solutions Group (ISG):
Net Revenue:
Servers and networking	$4,437	$5,061	(12)%	$8,617	$9,646	(11)%
Storage	4,184	4,166	—%	8,206	8,248	(1)%
Total ISG net revenue	$8,621	$9,227	(7)%	$16,823	$17,894	(6)%

Operating Income:
ISG operating income	$1,050	$1,012	4%	$1,893	$1,951	(3)%
% of ISG net revenue	12%	11%		11%	11%
% of total reportable segment operating income	38%	47%		38%	46%

Client Solutions Group (CSG):
Net Revenue:
Commercial	$9,077	$8,109	12%	$17,384	$15,472	12%
Consumer	2,671	3,019	(12)%	5,274	5,927	(11)%
Total CSG net revenue	$11,748	$11,128	6%	$22,658	$21,399	6%

Operating Income:
CSG operating income	$982	$425	131%	$1,775	$958	85%
% of CSG net revenue	8%	4%		8%	4%
% of total reportable segment operating income	35%	20%		35%	22%

VMware:
Net Revenue:
Total VMware net revenue	$2,466	$2,194	12%	$4,748	$4,222	12%

Operating Income:
VMware operating income	$762	$736	4%	$1,376	$1,349	2%
% of VMware net revenue	31%	34%		29%	32%
% of total reportable segment operating income	27%	34%		27%	32%

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued)

	Three Months Ended		Six Months Ended
	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
Reconciliation to consolidated net revenue:
Reportable segment net revenue	$22,835	$22,549	$44,229	$43,515
Other businesses (a)	619	574	1,215	1,153
Unallocated transactions (b)	—	(1)	—	(3)
Impact of purchase accounting (c)	(84)	(180)	(166)	(367)
Total consolidated net revenue	$23,370	$22,942	$45,278	$44,298

Reconciliation to consolidated operating income (loss):
Reportable segment operating income	$2,794	$2,173	$5,044	$4,258
Other businesses (a)	(25)	(49)	(78)	(99)
Unallocated transactions (b)	(26)	(16)	(27)	(25)
Impact of purchase accounting (c)	(102)	(215)	(203)	(437)
Amortization of intangibles	(1,060)	(1,526)	(2,277)	(3,048)
Transaction-related expenses (d)	(47)	(104)	(89)	(270)
Stock-based compensation expense (e)	(301)	(216)	(564)	(415)
Other corporate expenses (f)	(714)	(60)	(737)	(130)
Total consolidated operating income (loss)	$519	$(13)	$1,069	$(166)
_________________

(a)
Pivotal, SecureWorks, RSA Security, Virtustream, and Boomi constitute “Other businesses” and do not meet the requirements for a reportable segment, either individually or collectively. The results of Other businesses are not material to the Company’s overall results.

(b)	Unallocated transactions includes other corporate items that are not allocated to Dell Technologies’ reportable segments.

(c)	Impact of purchase accounting includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction.

(d)	Transaction-related expenses includes acquisition, integration, and divestiture related costs, as well as the costs incurred in the Class V transaction.

(e)	Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date.

(f)	Other corporate expenses includes impairment charges and severance, facility action, and other costs.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the Company’s non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income attributable to non-controlling interests, non-GAAP net income attributable to Dell Technologies Inc. - basic, non-GAAP net income attributable to Dell Technologies Inc. - diluted, non-GAAP earnings per share attributable to Dell Technologies Inc. - basic, non-GAAP earnings per share attributable to Dell Technologies Inc. - diluted, EBITDA, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.
Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited)

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
Non-GAAP net revenue	$23,454	$23,122	1%	$45,444	$44,665	2%
Non-GAAP gross margin	$7,986	$7,066	13%	$15,420	$13,985	10%
% of non-GAAP net revenue	34%	31%		34%	31%
Non-GAAP operating expenses	$5,243	$4,958	6%	$10,481	$9,851	6%
% of non-GAAP net revenue	22%	21%		23%	22%
Non-GAAP operating income	$2,743	$2,108	30%	$4,939	$4,134	19%
% of non-GAAP net revenue	12%	9%		11%	9%
Non-GAAP net income (a)	$1,751	$1,259	39%	$2,960	$2,438	21%
% of non-GAAP net revenue	7%	5%		7%	5%
Adjusted EBITDA	$3,156	$2,459	28%	$5,729	$4,842	18%
% of non-GAAP net revenue	13%	11%		13%	11%
_________________

(a)	Non-GAAP net income has been recast to exclude fair value adjustments on equity investments, the corresponding tax effects of those adjustments, and discrete tax items.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
Net revenue	$23,370	$22,942	2%	$45,278	$44,298	2%
Non-GAAP adjustments:
Impact of purchase accounting	84	180		166	367
Non-GAAP net revenue	$23,454	$23,122	1%	$45,444	$44,665	2%

Gross margin	$7,326	$6,123	20%	$14,123	$12,001	18%
Non-GAAP adjustments:
Amortization of intangibles	519	718		1,038	1,428
Impact of purchase accounting	85	185		169	378
Transaction-related expenses	—	21		(5)	137
Stock-based compensation expense	32	18		58	34
Other corporate expenses	24	1		37	7
Non-GAAP gross margin	$7,986	$7,066	13%	$15,420	$13,985	10%

Operating expenses	$6,807	$6,136	11%	$13,054	$12,167	7%
Non-GAAP adjustments:
Amortization of intangibles	(541)	(808)		(1,239)	(1,620)
Impact of purchase accounting	(17)	(30)		(34)	(59)
Transaction-related expenses	(47)	(83)		(94)	(133)
Stock-based compensation expense	(269)	(198)		(506)	(381)
Other corporate expenses	(690)	(59)		(700)	(123)
Non-GAAP operating expenses	$5,243	$4,958	6%	$10,481	$9,851	6%

Operating income (loss)	$519	$(13)	NM	$1,069	$(166)	744%
Non-GAAP adjustments:
Amortization of intangibles	1,060	1,526		2,277	3,048
Impact of purchase accounting	102	215		203	437
Transaction-related expenses	47	104		89	270
Stock-based compensation expense	301	216		564	415
Other corporate expenses	714	60		737	130
Non-GAAP operating income	$2,743	$2,108	30%	$4,939	$4,134	19%

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued)

	Three Months Ended			Six Months Ended
	August 2, 2019	August 3, 2018	Change	August 2, 2019	August 3, 2018	Change
Net income (loss)	$4,505	$(461)	NM	$4,834	$(999)	584%
Non-GAAP adjustments:
Amortization of intangibles	1,060	1,526		2,277	3,048
Impact of purchase accounting	102	215		203	437
Transaction-related expenses	47	104		89	270
Stock-based compensation expense	301	216		564	415
Other corporate expenses	714	60		737	130
Fair value adjustments on equity investments	(80)	(139)		(142)	(246)
Aggregate adjustment for income taxes	(4,898)	(262)		(5,602)	(617)
Non-GAAP net income (a)	$1,751	$1,259	39%	$2,960	$2,438	21%

Net income (loss)	$4,505	$(461)	NM	$4,834	$(999)	584%
Adjustments:
Interest and other, net	630	455		1,323	925
Income tax benefit	(4,616)	(7)		(5,088)	(92)
Depreciation and amortization	1,498	1,931		3,114	3,845
EBITDA	$2,017	$1,918	5%	$4,183	$3,679	14%

EBITDA	$2,017	$1,918	5%	$4,183	$3,679	14%
Adjustments:
Stock-based compensation expense	301	216		564	415
Impact of purchase accounting	84	145		167	367
Transaction-related expenses	47	85		89	251
Other corporate expenses	707	95		726	130
Adjusted EBITDA	$3,156	$2,459	28%	$5,729	$4,842	18%
_________________

(a)	Non-GAAP net income has been recast to exclude fair value adjustments on equity investments, the corresponding tax effects of those adjustments, and discrete tax items.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
For the Three Months Ended August 2, 2019
(in millions, except per share amounts; unaudited)

	GAAP	Amortization of intangibles	Impact of purchase accounting	Transaction-related expenses	Stock-based compensation expense	Other corporate expenses	Fair value adjustments on equity investments	Aggregate adjustment for income taxes	Non-GAAP
Net income	$4,505	1,060	102	47	301	714	(80)	(4,898)	$1,751
Less: Net income attributable to non-controlling interests (a)	816	71	6	2	51	—	100	(915)	131
Net income attributable to Dell Technologies Inc. - basic	3,689	989	96	45	250	714	(180)	(3,983)	1,620
Incremental dilution from VMware, Inc. attributable to Dell Technologies Inc. (b)	(62)								(9)
Net income attributable to Dell Technologies Inc. - diluted	$3,627								$1,611

Earnings per share - basic	$5.13								$2.25
Earnings per share - diluted	$4.83								$2.15

Weighted-average shares outstanding - basic	719								719
Weighted-average shares outstanding - diluted	751								751
_________________

(a)
Net income attributable to non-controlling interests is calculated by multiplying the minority interest percentage of VMware, Inc., Pivotal Software, Inc., and SecureWorks Corp. by their non-GAAP net income adjustments for the period presented.

(b)
Incremental dilution from VMware, Inc. attributable to Dell Technologies Inc. represents the impact of VMware, Inc.’s dilutive securities on the diluted earnings per share of Dell Technologies Inc. and is calculated by multiplying the difference between VMware’s basic and diluted earnings per share by the number of shares of VMware, Inc. common stock held by Dell Technologies Inc.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
For the Six Months Ended August 2, 2019
(in millions, except per share amounts; unaudited)

	GAAP	Amortization of intangibles	Impact of purchase accounting	Transaction-related expenses	Stock-based compensation expense	Other corporate expenses	Fair value adjustments on equity investments	Aggregate adjustment for income taxes	Non-GAAP
Net income	$4,834	2,277	203	89	564	737	(142)	(5,602)	$2,960
Less: Net income attributable to non-controlling interests (a)	852	144	12	5	97	—	74	(944)	240
Net income attributable to Dell Technologies Inc. - basic	3,982	2,133	191	84	467	737	(216)	(4,658)	2,720
Incremental dilution from VMware, Inc. attributable to Dell Technologies Inc. (b)	(78)								(17)
Net income attributable to Dell Technologies Inc. - diluted	$3,904								$2,703

Earnings per share - basic	$5.55								$3.79
Earnings per share - diluted	$5.21								$3.60

Weighted-average shares outstanding - basic	718								718
Weighted-average shares outstanding - diluted	750								750
_________________

(a)
Net income attributable to non-controlling interests is calculated by multiplying the minority interest percentage of VMware, Inc., Pivotal Software, Inc., and SecureWorks Corp. by their non-GAAP net income adjustments for the period presented.

(b)
Incremental dilution from VMware, Inc. attributable to Dell Technologies Inc. represents the impact of VMware, Inc.’s dilutive securities on the diluted earnings per share of Dell Technologies Inc. and is calculated by multiplying the difference between VMware’s basic and diluted earnings per share by the number of shares of VMware, Inc. common stock held by Dell Technologies Inc.